Shandong Terra Nostra – Jinpeng Metallurgical Co., Ltd.

Joint Venture Contract

December 2004

Chapter 1: General Provisions

    “In accordance with the Laws of the People’s Republic of China on Joint Ventures Using Chinese and Foreign Investment (the “Joint Venture Law”) and other relevant Chinese laws and regulations, Shandong Jinpeng Copper Co., Ltd. and Terra Nostra Technology Ltd. (hereinafter referred to as the “Parties”), in accordance with the principles of equality and mutual benefit, and through friendly consultations, agree to jointly invest to set up a Chinese Foreign Joint Venture (the “Joint Venture”) in Shandong Province of the People’s Republic of China.”

Chapter 2: Parties of the Joint Venture

Article 2.1

     Parties to this Joint Venture Agreement (“Contract”) are as follows:

Shandong Jinpeng Copper Co., Ltd., (hereinafter referred to as Party A), registration number 3723301800059, registered in Shandong province, China, and its legal address is at Zouping, Shandong Province, China.

    Legal representative:

Name:

Zhang Ke

Position:

Chairman

Nationality:

Chinese

Terra Nostra Technology Ltd., (hereinafter referred to as Party B), a Nevada corporation with its common shares listed for trading on the United States Over the Counter Bulletin Board (“OTC/BB”) under the trading symbol TNRL, and having an office address of Suite 2818, 1 Place Ville Marie, Montreal, Quebec, Canada.

    Legal representative:

Name:

Richard St Julien

Position:

Vice President & Secretary

Nationality:

Canadian

Chapter 3: Establishment of the Joint Venture

Article 3.1

In accordance with the Joint Venture Law and other relevant Chinese laws and regulations, both parties agree to set up one Chinese Foreign Joint Venture limited liability company, the Joint Venture.

Article 3.2

    The name of the Joint Venture is Shandong Terra Nostra – Jinpeng Metallurgical Co., Ltd.

Article 3.3

All activities of the Joint Venture shall be governed by the laws, decrees and pertinent rules and regulations of the People's Republic of China.

Article 3.4

    The organizational form of the Joint Venture is a limited liability company. Each party to the Joint Venture is liable to the Joint Venture within the limit of the capital subscribed by it.  The profits, risks and losses of the Joint Venture shall be shared by the parties in proportion to their contributions to the registered capital.

Chapter 4: The Purpose, Scope and Scale of Production and Business

Article 4.1

    The goals of the Parties to the Joint Venture are to continue to improve the product quality, expand production, develop new products, and gain a greater position in world markets by adopting advanced and appropriate technology, scientific management methods, and international marketing efforts.  The goal is to make additional profit by marketing and selling products domestically and internationally.

Article 4.2

The business scope of the Joint Venture is as follows:

•

180,000 metric tonnes per annum of Stainless Steel products, upon completion of the plant.

•

80,000 metric tonnes per annum of electrolytic copper

•

40,000 metric tonnes per annum of Oxygen-free copper rods

•

20,000 metric tonnes per annum of Electromagnetic wire

•

2,150 kg of Gold,  and 50,000 kg of Silver products

•

Other production capabilities or capacity, for which asset acquisition and/or construction will have commenced and/or have been completed as at the date of the issuance of the Business Licence for the Joint Venture.

Furthermore, additional products, processes and production capacity created from the funds contributed by Party B, as well as in the ordinary course of business, through achieved operational efficiencies, ongoing expansion, and through continuous research and development, shall be encompassed within the scope of business.

Article 4.3

    The investment plan will be to periodically invest funds as available, for the following purposes, in order of priority:

a)

Firstly to improve the current operations of the Joint Venture , and;

b)

Secondly, to improve and upgrade production facilities to produce more product of a higher quality products, and;

c)

Thirdly, to expand domestic international marketing efforts.

Chapter 5: Total Amount of Investment and the Registered Capital

Article 5.1

    The total amount of investment of the Joint Venture is $US 100,000,000.

Article 5.2

The registered capital of the Joint Venture shall be $US 80,000,000, of which:

Party A has $US 39,200,000, accounting for 49%;

Party B has $US 40,800,000, accounting for 51%.

Increases to registered capital are to be made in accordance with each Party’s respective proportional interest in the Joint Venture, unless agreed to otherwise by the Parties.

Article 5.3

Party A will fulfill its investment in the Joint Venture by contributing existing fixed assets from the companies as identified in Article 5.5 herein, which represent all the fixed assets required for the business scope as identified in Article 4.2 herein, and include:

Party A:

Equipment:

US$33,000,000

Buildings:

US$10,800,000

Property Use:

US$2,100,000

Others:

US$3,100,000

Total:

US$49,000,000

Article 5.4

Party A shall provide Party B with documentation satisfactory to Party B confirming that all of Party A’s rights, titles and interest in the fixed assets as identified in Article 5.3 have been validly and effectively transferred to the Joint Venture, and are free and clear of any encumbrances, liens, or other claims thereto, save and except as may explicitly be agreed to by Party B.

Article 5.5

Party A represents and warrants that it possesses the full power and authority to perform its contribution as identified in Article 5.3, and that it has obtained full and legally binding authorization to bind any related parties thereby, including, as required, Shandong Jinpeng Copper Co., Shandong Jinwang Copper Co., Shandong Quanxin Stainless Steel Co., Zouping Jinwang Copper Co., and Zouping Regenerated Resources Co. Ltd.

Article 5.6

Party B will fulfill its investment in the Joint Venture by contributing in cash an initial investment in the amount of US$1,000,000 cash (the “Initial Investment”), which shall be provided to the Joint Venture within 10 days of, but no earlier than January 15, 2005, the issuance of the Joint Venture business licence and completion by Party A, and approval of, by Party B, the fixed asset transfer as identified in Article 5.3.  If this Initial Investment is not received by the Joint Venture within this period, the Parties will jointly submit an application to the approval authority for a 15 day extension of the time within which Party B must provide the Initial Investment. If for any reason, the 15 day extension is not granted, then both Parties will seek a solution that will allow the Joint Venture to remain intact.

Article 5.7

There shall be a further capital contribution to the Joint Venture of US$50,000,000, to be provided in cash or in kind, as approved by the Board of Directors of the Joint Venture.

All subsequent capital contributions are to be made in accordance with each Party’s respective proportional interest in the Joint Venture, unless agreed to otherwise by the Parties.

Article 5.8

Party A is hereby granting to Party B the right to acquire its 49% of the Joint Venture, subsequent to the capital contribution, or as at such time as agreed upon. The consideration for this acquisition shall be determined by Party A and Party B, acting in good faith, or based upon a valuation performed by an independent valuator satisfactory to the Parties.

Chapter 6: Responsibilities of Each Party to the Joint Venture

Article 6.1

Party A and Party B shall be respectively responsible for the following matters:

Party A:

1.

Handling of applications for approval, registration, business license and other matters concerning the establishment of the Joint Venture from relevant departments in China;

2.

Processing the application for the right to the use of a site to the authority in charge of the land;

3.

Organizing the design and construction of the premises and other engineering facilities of the Joint Venture;

4.

Providing cash, machinery, equipment and premises as required under Article 5.3 herein;

5.

Assisting the Joint Venture in purchasing or leasing equipment, material, raw materials, article for office use, means of transportation and communication facilities etc.;

6.

Assisting the Joint Venture in contacting and settling the infrastructure facilities such as water, electricity, transportation etc.;

7.

Assisting the Joint Venture in recruiting Chinese management personnel, technical personnel, workers and other personnel as needed:

8.

Assisting foreign workers and staff in applying for entry visas, work licenses and handling their travel procedures;

9.

Responsible for handling other matters as requested by the Joint Venture.

Party B:

1.

Provide its cash contribution as required under Article 5.6 herein;

2.

Provide financing and investment;

3.

Source strategic partners, services, and markets outside of China.

4.

Arrange all foreign affairs, foreign contracts and other matter outside of China.

5.

Responsible for handling other matters as requested by the Joint Venture.

Chapter 7: The Board of Directors

Article 7.1

    The date of registration of the Joint Venture shall be the date of the establishment of the Board of Directors of the Joint Venture.

Article 7.2

The Board of Directors is comprised of five directors, of which two shall be appointed by Party A, and three by Party B.

The chairman of the board shall be appointed by Party B, and its vice-chairman by Party A.  The term of office for the directors, chairman and vice-chairman is three years, and their term of office may be renewed if re-appointed by the relevant party.

Article 7.3

The highest authority of the Joint Venture shall be its Board of Directors.  A simple majority shall decide all issues concerning the Joint Venture.  Unanimous approval shall be required for the following major issues;

1.

Amendment of the Articles of Association;

2.

Merger of the Joint Venture with another organization;

3.

Dissolution of the Joint Venture; and

4.

Adjustment of the registered capital of the Joint Venture.

5.

Change of the quantity of Board members, or a change in the parties allocating the Board members.

Article 7.4

    The Chairman of the Board is the legal representative of the Joint Venture.  Should the chairman be unable to exercise his responsibilities for any reason, he shall authorize the Vice-Chairman or any other director to represent the Joint Venture temporarily.

Article 7.5

    The Board of Directors shall convene at least one meeting every year.  The meeting shall be called and presided over by the Chairman of the Board.  The Chairman may convene an interim meeting based on a proposal made by a simple majority of Directors.  Meetings may be attended by members of the Board in person, by proxy, or by telephone.  Minutes of the meetings shall be kept in English and Chinese and placed on file.

Article 7.6

The Joint Venture shall indemnify each director against all claims and liabilities incurred by reason of serving as a director of the Joint Venture, provided that such claims and liabilities do not constitute intentional misconduct, gross negligence or violations of criminal laws.

Chapter 8: Business Management

Article 8.1

    The Parties shall appoint the key Management of the Joint Venture, which shall be responsible for the daily management of the Joint Venture.  The key Management will consist of a General Manager chosen by Party A and a Deputy General Manager chosen by Party B.  The term of office of the General Manager and Deputy General Manager shall be one year, renewable at the discretion of the respective Parties.

Article 8.2

    The responsibility of the General Manager is to implement the decisions of the Board of Directors, and organize and conduct the daily management of the Joint Venture. The Deputy General Manager shall assist the General Manager in his work.

    Several department managers may be appointed by the Management, and they shall be responsible for the work in their respective departments, handle the matters delegated to them by the General Manager and Deputy General Manager, and shall report to the General Manager.

Article 8.3

    In case of corruption or serious dereliction of duty on the part of the General Manager or a Deputy General Manager, the Board of Directors in conjunction with the appointing Party shall have the power to dismiss either of them at any time without notice or compensation.

Chapter 9: Labor Management

Article 9.1

    Labor contracts covering the recruitment, employment, dismissal, resignation, wages, labor insurance, welfare, rewards, penalties and other matters concerning the staff and workers of the Joint Venture shall be drawn up between the Joint Venture and the trade union of the Joint Venture as a whole, or the individual employees of the Joint Venture as a whole, or individual employees in accordance with the Regulations of the People's Republic of China on Labor Management in  Joint  Ventures Using Chinese and Foreign Investment and its Implementing Rules.

    The labor contracts shall, after being signed, be filed with the local labor management department.

Article 9.2

    The appointment of the key Management personnel recommended by the parties, their salaries, social insurance, welfare and the standard of traveling expenses etc. shall be determined by the Board of Directors.

Chapter 10: Taxes, Finance and Audit

Article 10.1

The Joint Venture shall pay taxes in accordance with the provisions of Chinese laws and other applicable regulations.

Article 10.2

Staff members and workers of the Joint Venture shall pay individual income tax according to the Individual Income Tax Law of the People's Republic of China.

Article 10.3

Allocations for reserve funds, expansion funds of the Joint Venture, and welfare funds and bonuses for staff and workers shall be set aside in accordance with the provisions of the Joint Venture Law.  The annual proportion of allocations shall be decided by the Board of Directors according to the business situation of the Joint Venture.

Article 10.4

The fiscal year of the Joint Venture shall be from January 1 to December 31.  All vouchers, receipts, statistical statements and reports shall be written in Chinese.  All accounting statements of the Joint Venture shall also be made and kept in English.

Article 10.5

Financial checking and examination of the Joint Venture shall be conducted by a recognized Chinese or international firm registered in China capable of producing audited statements, as chosen by Party B. Such reports shall be submitted to the Board of Directors and the General Manager both in English and Chinese.

Article 10.6

Within the first two (2) months of each fiscal year, the General Manager shall prepare, or have prepared, both in English and Chinese, the previous fiscal year's audited balance sheet, profit and loss statement, cash flow, and notes to the financial statements, prepared in accordance with International or United States generally accepted accounting principles and audited by a firm approved by Party B.

Within the first three (3) months of each fiscal year, the General Manager shall also provide a proposal regarding the allocation of profits from the previous fiscal year, and subject the proposal to the Board of Directors for examination and approval.

Article 10.7

The Joint Venture shall separately open a foreign exchange account and a Renminbi account at an authorized bank within or outside China approved by the State Administration of Foreign Exchange.  The Joint Venture’s foreign exchange transactions shall be handled in accordance with the regulations of China relating to foreign exchange control including use of authorized foreign exchange adjustments centers and foreign exchange banks.

Article 10.8

The Joint Venture shall likely maintain a balance in its foreign exchange receipts and expenditures account through the sale of its products and through other methods permitted under the laws of China. Liquid funds in the Joint Venture’s foreign exchange account shall be used in the following order of priority:

1.

payments of principal and interest on foreign exchange loans borrowed by the Joint Venture from a third party;

2.

payments of principal and interest on foreign exchange loans borrowed by the Joint Venture from any one or more of the Parties;

3.

payment of the Joint Venture’s expatriate staff salaries;

4.

payment for imported raw materials and equipment;

5.

payment for imported services;

6.

payment of profits to Party B; and

7.

payment of profits to Party A.

Chapter 11: Duration of the Joint Venture

Article 11.1

The duration of the Joint Venture is thirty years.  The establishment date of the Joint Venture shall be the date on which the business license of the Joint Venture is issued.

    An application for the extension of the duration of the Joint Venture, as proposed by one Party and unanimously approved by the Board of Directors, shall be submitted to the Ministry of Commerce (or the examination and approval authority entrusted by it) six months prior to the expiry date of the Joint Venture.

Chapter 12: The Disposal of Assets after the Expiration of the Duration

Article 12.1

Upon the expiration of the Joint Venture, or termination thereof prior to the date of expiration, liquidation shall be carried out according to applicable laws.  The liquidated assets shall be distributed in accordance with the proportion of investment contributed by Party A and Party B.

Chapter 13: Insurance

Article 13.1

Insurance policies of the Joint Venture on various kinds of risks shall be underwritten with a qualified insurer operating in the People's Republic of China.  Types, value and duration of insurance shall be decided by the Board of Directors.

Chapter 14: Preemptive Right

Article 14.1

If a Party receives an acceptable offer for all or a part of its interest in the Joint Venture from a third party, then the receiving Party will notify the other Party in writing, disclosing such offer in full. The other Party will have thirty (30) days from the date it receives a copy of the offer, in which to notify the perceiving party that it wishes to purchase the receiving Party’s interest on the offered terms. If such notice is given, then the receiving Party will not accept the third party offer. Such interest will then be sold to the other Party on the same terms. This preemptive right to purchase will arise every time a Party wishes to sell an interest in the Joint Venture.

Chapter 15: Amendment、Alteration and Termination of the Contract

Article 15.1

    Any amendment of this agreement shall come into force only after a written amendment agreement has been signed by Party A and Party B, and approved by the original examination and approval authority.

Article 15.2

    In case of a substantive inability by either Party to fulfill the terms of this agreement, or a decision to not continue operations due to heavy losses as a result of Force Majeure, the Joint Venture shall be terminated before the date of expiration, upon such decision being unanimously agreed upon by the Board of Directors, and approved by the original examination and approval authority.

Chapter 16: Applicable Law

Article 16.1

The formation, validity, interpretation, execution and settlement of disputes in respect to this Contract shall be governed by the relevant laws of the People's Republic of China.

Chapter 17: Settlement of Disputes

Article 17.1

Any disputes arising from the execution of, or in connection with, the Contract, shall be settled through friendly consultations between both Parties.  In case no settlement can be reached through consultations, the disputes shall be submitted to the International Arbitration Center in Singapore for arbitration in accordance with its rules of procedure.  The arbitral award is final and binding upon both parties.

Article 17.2

During the arbitration, the Contract shall be observed and enforced by both Parties except for the matters in dispute.

Chapter 18: Language

Article 18.1

    The Contract shall be written in Chinese and in English.  Both language versions are considered to be equally authentic.  In the event of any discrepancy between the two aforementioned versions, the English version shall prevail in determining the spirit, intent, and meaning of this contract.

Chapter 19: Effectiveness of the Contract and Miscellaneous

Article 19.1

Any appendices drawn up in accordance with the principles of this Contract are considered an integral part of this contract.

Article 19.2

The Contract shall come into force commencing from the date of approval by the Ministry of Commerce of the People's Republic of China (or its authorized examination and approval authority).

Article 19.3

All notices in connection with any party's rights and obligations sent by either Party A or Party B to the other Party shall be in writing and shall only be deemed to have been officially received when delivered at the legal address of Party A or Party B, as listed in this Contract, Either Party may change its address of notification, by written notice to the other Party.

Article 19.4

Party A acknowledges Party B is entering into this Contract based upon information supplied by Party A, and the validity of this Contract is conditional upon completion of a due diligence report satisfactory to Party B.

Article 19.5

Enurement.  This Contract shall enure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns

Article 19.6

Time of Essence.  Time and each of the terms and conditions of this Contract shall be of the essence of this Contract and no waiver by any Party or any default by the Party of any provision herein shall be deemed to be a waiver of any other provision herein nor to release such other Party from any such provision.

Article 19.7

The Contract is signed in Montreal, Quebec, Canada by the authorized representatives of the Parties on the 11th of December, 2004.

Terra Nostra Technology Ltd.,

Shandong Jinpeng Copper Co., Ltd.,

a Nevada corporation

a Chinese corporation

By:

/s/ Richard St. Julien

By:

/s/ Ke Zhang

Name:

Richard St. Julien

Name:  Ke Zhang

Title:

Vice-President

Title:   Chairman